Exhibit 4.1

EXECUTION VERSION

PPL ENERGY SUPPLY, LLC,

Issuer

TO

THE BANK OF NEW YORK MELLON,

Trustee

Supplemental Indenture No. 13

Dated as of May 19, 2015

Supplemental to the Indenture

dated as of October 1, 2001

Establishing a series of Securities designated

Senior Notes, 6.500% Series due 2025

initially limited in aggregate principal amount to $600,000,000

SUPPLEMENTAL INDENTURE NO. 13, dated as of May 19, 2015, between PPL ENERGY SUPPLY, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee (herein called the “Trustee”), under the Indenture dated as of October 1, 2001 (hereinafter called the “Original Indenture”), this Supplemental Indenture No. 13 being supplemental thereto. The Original Indenture and any and all indentures and instruments supplemental thereto are hereinafter sometimes collectively called the “Indenture.”

Recitals of the Company

The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance by the Company from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein.

As contemplated by Sections 301 and 1201(f) of the Original Indenture, (i) the Company wishes to establish a series of Securities to be designated “Senior Notes, 6.500% Series due 2025” to be limited in aggregate principal amount (except as contemplated in Section 301(b) and the last paragraph of Section 301 of the Original Indenture) to $600,000,000 (such series of Securities to be hereinafter sometimes called “Series No. 11.”

The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 13 to establish the Securities of Series No. 11 and has duly authorized the issuance of such Securities. All acts necessary to make this Supplemental Indenture No. 13 a valid agreement of the Company and to make the Securities of Series No. 11 valid obligations of the Company have been performed.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 13 WITNESSETH:

For and in consideration of the premises and of the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities of Series No. 11, as follows:

ARTICLE ONE

Eleventh Series of Securities

Section 1. There is hereby created a series of Securities designated “Senior Notes, 6.500% Series due 2025” and limited in aggregate principal amount (except as contemplated in Section 301(b) and the last paragraph of Section 301 of the Original Indenture) to $600,000,000. The terms of the Securities of Series No. 11 shall be established in an Officer’s Certificate of the Company, as contemplated by Section 301 of the Original Indenture. The form and additional provisions relating to the Initial Securities, Additional Securities and Exchange Securities (each as defined in Appendix A hereto) issued under this Supplemental Indenture No. 13 are set forth in Appendix A, Exhibit A and Exhibit B hereto, which is hereby incorporated in and made a part of this Supplemental Indenture No. 13.

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Section 2. The Company hereby agrees that, if the Company shall make any deposit of money and/or Eligible Obligations with respect to any Securities of Series No. 11, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:

(A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Securities, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Securities or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall arise only upon the delivery to the Company by the Trustee of a notice asserting the deficiency and showing the calculation thereof and shall continue only until the Company shall have delivered to the Trustee an opinion of an independent public accountant of nationally recognized standing to the effect that no such deficiency exists and showing the calculation of the sufficiency of the deposits then held by the Trustee; or

(B) an Opinion of Counsel to the effect that the Holders of such Securities, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

Section 3. The Company agrees that for so long as any Securities of Series No. 11 shall remain Outstanding, without consent of the Holders of a majority in principal amount of the Outstanding Securities of such series, the Company shall not create, incur or assume any Lien (other than Permitted Liens) upon any property of the Company, whether now owned or hereafter acquired, in order to secure any Debt of the Company. The foregoing agreement shall not restrict the ability of Subsidiaries or Affiliates of the Company to create, incur or assume any Lien upon their properties or assets.

Section 4. The provisions of Section 3 above shall not prohibit the creation, issuance, incurrence or assumption of any Lien if either:

(A) the Company shall make effective provision whereby all Securities of Series No. 11 then Outstanding shall be secured equally and ratably with all other Debt then outstanding under such Lien; or

(B) the Company shall deliver to the Trustee bonds, notes or other evidences of indebtedness secured by the Lien which secures such Debt (hereinafter called “Secured Obligations”) (I) in an aggregate principal amount equal to the aggregate principal amount of the Securities of Series No. 11 then Outstanding, (II) maturing (or being subject to mandatory redemption) on such dates and in such principal amounts that, at each Stated Maturity of the Outstanding Securities of Series No. 11, there shall mature (or be redeemed) Secured Obligations equal in principal amount to such Securities then to mature and (III) containing, in addition to any mandatory redemption provisions applicable to all Secured Obligations outstanding under such Lien and any mandatory redemption provisions contained therein pursuant to clause (II) above, mandatory redemption provisions correlative to the provisions, if any, for the mandatory redemption (pursuant to a sinking fund or otherwise) of the Securities of Series No. 11 or for the redemption thereof at the option of the Holder, as well as a provision for mandatory redemption upon an acceleration of the maturity of all Outstanding Securities of Series No. 10 following an Event of Default (such mandatory redemption to be rescinded upon the rescission of such acceleration); it being expressly understood that such Secured Obligations (X) may, but need not,

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bear interest, (Y) may, but need not, contain provisions for the redemption thereof at the option of the issuer, any such redemption to be made at a redemption price or prices not less than the principal amount thereof and (Z) shall be held by the Trustee for the benefit of the Holders of all Securities of Series No. 11 from time to time Outstanding subject to such terms and conditions relating to surrender to the Company, transfer restrictions, voting, application of payments of principal and interest and other matters as shall be set forth in an indenture supplemental hereto specifically providing for the delivery to the Trustee of such Secured Obligations.

Section 5. If the Company shall elect either of the alternatives described in Section 4 above, the Company shall deliver to the Trustee:

(A) an indenture supplemental to the Original Indenture (I) together with any appropriate inter-creditor arrangements, whereby such Securities of Series No. 11 then Outstanding shall be secured by the Lien referred to in Section 4 above equally and ratably with all other indebtedness secured by such Lien or (II) providing for the delivery to the Trustee of Secured Obligations;

(B) an Officer’s Certificate (I) stating that, to the knowledge of the signer, (1) no Event of Default has occurred and is continuing and (2) no event has occurred and is continuing which entitles the secured party under such Lien to accelerate the maturity of the indebtedness outstanding thereunder and (II) stating the aggregate principal amount of indebtedness issuable, and then proposed to be issued, under and secured by such Lien; and

(C) an Opinion of Counsel (I) if the Securities of Series No. 11 then Outstanding are to be secured by such Lien, to the effect that all such Securities then Outstanding are entitled to the benefit of such Lien equally and ratably with all other indebtedness outstanding under such Lien or (II) if Secured Obligations are to be delivered to the Trustee, to the effect that such Secured Obligations have been duly issued under such Lien and constitute valid obligations, entitled to the benefit of such Lien equally and ratably with all other indebtedness then outstanding under such Lien.

Section 6. The Company agrees that for so long as any Securities of Series No. 11 shall remain Outstanding, and except for the sale of the properties and assets of the Company substantially as an entirety pursuant to Article Eleven of the Original Indenture, the Company shall not, and shall not permit any of its Subsidiaries to, consummate any Asset Sale, if the aggregate net book value of all such Asset Sales consummated during the four calendar quarters immediately preceding any date of determination would exceed 15% of the consolidated assets of the Company and its consolidated Subsidiaries as of the beginning of the Company’s most recently ended full fiscal quarter; provided, however, that any such Asset Sale will be disregarded for purposes of the 15% limitation specified above (i) if any such Asset Sale is in the ordinary course of business, (ii) to the extent that such assets are worn out or are no longer useful or necessary in connection with the operation of the business of the Company or its Subsidiaries, (iii) to the extent such assets are being transferred to a wholly-owned Subsidiary of the Company, (iv) to the extent any such assets subject to any such Asset Sale involve transfers of assets of or equity interests in connection with (a) the formation of any joint venture between the Company or any of its Subsidiaries and any other entity, or (b) any project development or acquisition activities, (v) if the proceeds thereof (a) are, within 12 months of such Asset Sale, invested or reinvested by the Company or any Subsidiary in a Permitted Business, (b) are used by the Company or a Subsidiary to repay Debt of the Company or such Subsidiary, or (c) are retained by the Company or its Subsidiaries, or (vi) to the extent such assets are required to be sold to conform with governmental requirements. Additionally, if prior to any Asset Sale that otherwise would cause the 15% limitation to be exceeded, Moody’s and S&P confirm the then current long term debt rating of such Securities of Series No. 11 after giving effect to such Asset Sale, such Asset Sale shall also be disregarded for purposes of the foregoing limitations.

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Section 7. So long as any Securities of Series No. 11 shall remain Outstanding, the following event shall be an Event of Default with respect to the Securities of Series No. 11: the occurrence of a matured event of default, as defined in any instrument of the Company under which there may be issued or evidenced any Debt of the Company, that has resulted in the acceleration of such Debt in excess of $250,000,000, or any default in payment of Debt in excess of $250,000,000 at final maturity, after the expiration of any applicable grace or cure periods; provided, however, that the waiver or cure of any such default under any such instrument or Debt shall constitute a waiver and cure of the corresponding Event of Default under the Indenture and the rescission and annulment of the consequences thereof shall constitute a rescission and annulment of the corresponding consequences under the Indenture.

Section 8. So long as any Securities of Series No. 11 shall remain Outstanding, for purposes of Section 1101(a) of the Original Indenture, “corporation” shall be deemed to refer to a corporation or limited liability company. For all other purposes, the definition of “corporation” in Section 101 of the Original Indenture shall govern.

Section 9. (a) If a Change of Control Triggering Event occurs, the Company shall make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Securities of Series No. 11 at a purchase price in cash equal to 101% of the aggregate principal amount of Securities of Series No. 11 repurchased plus accrued and unpaid interest, if any, on the Securities of Series No. 11 repurchased to but excluding the date of purchase, subject to the rights of Holders of Securities of Series No. 11 on the relevant Regular Record Date to receive interest due on an Interest Payment Date (the “Change of Control Payment”) occurring on or prior to the Change of Control Payment Date. Within 30 days following any Change of Control Triggering Event, the Company shall mail (or deliver electronically) a notice to each Holder of Securities of Series No. 11 or otherwise deliver notice in accordance with the applicable procedures of DTC, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control Triggering Event and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 9 and that all Securities of Series No. 11 properly tendered will be accepted for payment;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed or delivered electronically (the “Change of Control Payment Date”);

(3) that any Securities of Series No. 11 not tendered will continue to accrue interest;

(4) that, unless the Company defaults in the payment of the Change of Control Payment, all Securities of Series No. 11 accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5) that Holders of Securities of Series No. 11 electing to have any Securities of Series No. 11 purchased pursuant to a Change of Control Offer will be required to surrender the Securities of Series No. 11, with the form entitled “Option of Holder to Elect Purchase” attached to the Securities of Series No. 11 completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

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(6) that Holders of Securities of Series No. 11 will be entitled to withdraw their election if the Paying Agent receives, not later than the expiration of such Change of Control Offer, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities of Series No. 11 delivered for purchase, and a statement that such Holder is withdrawing its election to have the Securities of Series No. 11 purchased; and

(7) that Holders whose Securities of Series No. 11 are being purchased only in part will be issued new Securities of Series No. 11 equal in principal amount to the unpurchased portion of the Securities of Series No. 11 surrendered, which unpurchased portion must be equal to minimum denominations of $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

(b) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities of Series No. 11 as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 9, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 9 by virtue of such compliance.

(c) On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Securities of Series No. 11 or portions of Securities of Series No. 11 properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities of Series No. 11 or portions of Securities of Series No. 11 properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Securities of Series No. 11 properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Securities of Series No. 11 or portions of Securities of Series No. 11 being purchased by the Company.

(d) The Paying Agent will promptly mail (or otherwise deliver in accordance with the applicable procedures of DTC) to each Holder of Securities of Series No. 11 properly tendered the Change of Control Payment for such Securities of Series No. 11, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder of Securities of Series No. 11 a new Security equal in principal amount to any unpurchased portion of the Securities of Series No. 11 surrendered, if any; provided that each new Security will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e) Notwithstanding anything to the contrary in this Section 9, the Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at or prior to the times and otherwise in compliance with the requirements set forth in this Section 9 and purchases all Securities of Series No. 11 properly tendered and not withdrawn under the Change of Control Offer (it being understood that such third-party may make a Change of Control Offer that is conditioned on and prior to the occurrence of a Change of Control pursuant to this clause), or (2) notice of redemption of all Outstanding Securities of Series No. 11 has been given pursuant to Section 10 hereof, unless and until there is a default in payment of the applicable Redemption Price.

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(f) A Change of Control Offer may be made in advance of a Change of Control Triggering Event, with the obligation to pay and the timing of payment conditioned upon the consummation of the Change of Control, if a definitive agreement to effect a Change of Control is in place at the time of the Change of Control Offer.

(g) If Holders of not less than 90% in aggregate principal amount of the Outstanding Securities of Series No. 11 validly tender and do not withdraw such Securities of Series No. 11 in a Change of Control Offer and the Company, or any other Person making a Change of Control Offer in lieu of the Company pursuant to Section 9(e), purchases all of the Securities of Series No. 11 validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to such Change of Control Offer, to redeem all Securities of Series No. 11 that remain Outstanding following such purchase at a Redemption Price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, to, but not including, the date of redemption, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date occurring on or prior to the Redemption Date.

Section 10. (a) At any time and from time to time prior to June 1, 2018, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to an aggregate of 35% of the principal amount of the Securities of Series No. 11 at a Redemption Price equal to 106.500% of the principal amount of the Securities of Series No. 11, plus accrued and unpaid interest thereon, if any, to, but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date); provided, however, that (1) at least 65% of the original aggregate principal amount of Securities of Series No. 11 issued remains Outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 90 days of the consummation of any such Equity Offering.

(b) At any time prior to June 1, 2020, the Company may on any one or more occasions redeem all or a part of the Securities of Series No. 11, upon not less than 30 nor more than 60 days’ prior notice, at a Redemption Price equal to 100% of the principal amount of the Securities of Series No. 11 redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date). In connection with any redemption pursuant to this clause (b), the Company shall give the Trustee notice of the Redemption Price promptly after the calculation thereof and the Trustee shall not be responsible for such calculation.

(c) If the Company redeems the Securities of Series No. 11 on or after June 1, 2020, the Securities of Series No. 11 will be redeemed by the Company at the Redemption Prices (expressed as a percentage of principal amount of the Securities of Series No. 11 to be redeemed) set forth below, plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the twelve-month period beginning on June 1 of each of the years indicated below:

Year	Percentage
2020	103.250%
2021	102.167%
2022	101.083%
2023 and thereafter	100.000%

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(d) Unless the Company defaults in the payment of the Redemption Price, interest will cease to accrue on the Securities of Series No. 11 or portions thereof called for redemption on the applicable Redemption Date.

(e) Any redemption pursuant to this Section 10 shall be made pursuant to the provisions of Sections 401 through 406 of the Original Indenture; provided that Securities of Series No. 11 will be redeemable upon notice by mail or otherwise delivered to each Holder in accordance with the applicable procedures of DTC between 30 days and 60 days prior to the Redemption Date; provided, further, that if less than all of the Securities of Series No. 11 are to be redeemed, the Trustee will select Securities of Series No. 11 for redemption by such method that it deems fair and appropriate; provided, however, that if the Securities of Series No. 11 are represented by one or more global Securities of Series No. 11, beneficial interests in the Securities of Series No. 11 will be selected for redemption by DTC in accordance with its standard procedures therefor, although no Security of Series No. 11 of $2,000 in principal amount or less will be redeemed in part.

Section 11. So long as any Securities of Series No. 11 shall remain Outstanding, Section 1201 of the Original Indenture with respect to the Securities of Series No. 11 is hereby amended as follows:

(A) Section 807(b) is hereby amended and replaced with the following text:

“the Holders of no less than 25% in aggregate principal amount of the Outstanding Securities of all series in respect of which an Event of Default shall have occurred and be continuing, considered as one class, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder”; and

(B) Section 1201 is hereby amended by (i) deleting “.” in clause (k) and inserting in lieu thereof “; or” and (ii) inserting clause (l) as follows:

“(l) to conform the text of this Indenture or the Securities of Series No. 11 to any provision of the “Description of Notes” section of the Company’s Offering Memorandum, dated May 14, 2015, relating to the initial offering of the Securities of Series No. 11.”

Section 12. For the purposes of this Article One, except as otherwise expressly provided or unless the context otherwise requires:

(A) “Additional Interest” means the interest payable as a consequence of the failure to effectuate in a timely manner the exchange offer and/or shelf registration procedures set forth in the Registration Rights Agreement.

(B) “Applicable Premium” means, with respect to any Securities of Series No. 11 on any Redemption Date, the greater of:

(i) 1.0% of the principal amount of such Security of Series No. 11; or

(ii) the excess, if any, of:

(a) (x) the sum of the present values at such Redemption Date of (I) the Redemption Price of such Security of Series No. 11 at June 1, 2020 (such Redemption Price being set forth in Section 10(c) hereof) plus (ii) all scheduled interest payments due on such Security of Series No. 11 through June 1, 2020,

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discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate as of such Redemption Date plus 50 basis points, minus (y) accrued and unpaid interest to the Redemption Date over

(b) the principal amount of the Security of Series No. 11.

(C) “Asset Sale” means any sale of any assets of the Company or its Subsidiaries including by way of the sale by the Company or any of its Subsidiaries of equity interests in such Subsidiaries.

(D) “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

(E) “Capital Stock” means:

(i) in the case of a corporation, corporate stock;

(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

(F) “Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation), other than in connection with the Talen Transactions or any other transaction whereby 100% of the issued and outstanding Capital Stock of the Company or a direct or indirect parent of the Company is distributed to shareholders of PPL Corporation, the result of which is that any “person” (as that term is used in Section 13(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, other than (i) any employee benefit plan of the Company or any of its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, (ii) an entity owned directly or indirectly by the direct or indirect stockholders of the Company in substantially the same proportion as their direct or indirect ownership of stock of the Company prior to such transaction or (iii) an entity formed by the Company or its Affiliates and/or RJS Generation Holdings LLC or its Affiliates in conjunction with the Talen Transactions or similar transaction.

(G) “Change of Control Offer” has the meaning assigned to it in Section 9(a) hereof.

(H) “Change of Control Payment” has the meaning assigned to it in Section 9(a) hereof.

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(I) “Change of Control Payment Date” has the meaning assigned to it in Section 9(a) hereof.

(J) “Change of Control Triggering Event” shall mean the occurrence of a Change of Control and a Rating Event.

(K) “Debt”, with respect to any Person, means (I) indebtedness of such Person for borrowed money evidenced by a bond, debenture, note or other similar written instrument or agreement by which such Person is obligated to repay such borrowed money and (II) any guaranty by such Person of any such indebtedness of another Person. “Debt” does not include, among other things, (W) indebtedness of such Person under any installment sale or conditional sale agreement or any other agreement relating to indebtedness for the deferred purchase price of property or services, (X) any trade obligations (including obligations under agreements relating to the purchase and sale of any commodity, including power purchase or sale agreements, and any commodity hedges or derivatives regardless of whether such transaction is a “financial” or physical transaction) or other obligations of such Person in the ordinary course of business, (Y) obligations of such Person under any lease agreement (including any lease intended as security), whether or not such obligations are required to be capitalized on the balance sheet of such Person under generally accepted accounting principles, or (Z) liabilities secured by any Lien on any property owned by such Person if and to the extent that such Person has not assumed or otherwise become liable for the payment thereof.

(L) “DTC” means The Depository Trust Company.

(M) “Equity Offering” means a private or public sale for cash after the issue date of the Securities of Series No. 11 of (1) Capital Stock of the Company (other than to a Subsidiary of the Company) or (2) Capital Stock of a direct or indirect parent entity of the Company (other than to Talen Energy Holdings, Inc., the Company or a Subsidiary or Affiliate of the Company) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Company.

(N) “interest” with respect to the Securities of Series No. 11 means interest with respect thereto and Additional Interest, if any.

(O) “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or if the Securities of Series No. 11 are not then rated by Moody’s or S&P, an equivalent rating by any other Rating Agency.

(P) “Lien” means any lien, mortgage, deed of trust, pledge or security interest, in each case, intended to secure the repayment of Debt, except for any Permitted Lien.

(Q) “Material Subsidiary” means PPL EnergyPlus, LLC, a Delaware limited liability company, PPL Generation, LLC, a Delaware limited liability company, and RJS Power LLC, a Delaware limited liability company.

(R) “Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns, or absent a successor, or if such entity ceases to rate the Securities of Series No. 11, such other nationally recognized statistical rating organization as the Company may designate by notice to the Trustee.

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(S) “Permitted Business” means a business that is the same or similar to the business of the Company or any Subsidiary as of the date that Securities of Series No. 11 are first authenticated hereunder, or any business reasonably related thereto.

(T) “Permitted Liens” means

(i) any Liens existing at May 19, 2015;

(ii) any vendors’ Liens, purchase money Liens and other Liens on property at the time of acquisition thereof by the Company and Liens to secure or provide for the construction or improvement of property, provided that no such Lien shall extend to or cover any other property of the Company;

(iii) any Liens on cash or securities (other than limited liability company interests issued by any Material Subsidiary), including any cash or securities on hand or in banks or other financial institutions, deposit accounts and interests in general or limited partnerships;

(iv) any Liens on the equity interest of any Subsidiary that is not a Material Subsidiary;

(v) any Liens on property or shares of capital stock, or arising out of any Debt of any corporation existing at the time the corporation becomes or is merged or consolidated into the Company;

(vi) any Liens in connection with the issuance of tax-exempt industrial development or pollution control bonds or other similar bonds issued pursuant to Section 103(b) of the Internal Revenue Code of 1986, as amended (or any successor provision), to finance all or any part of the purchase price of or the cost of constructing, equipping or improving property, provided that such Liens are limited to the property acquired or constructed or improved and to substantially unimproved real property on which such construction or improvement is located; provided, further, that the Company may further secure all or any part of such purchase price or the cost of construction or improvement by an interest on additional property of the Company only to the extent necessary for the construction, maintenance and operation of, and access to, such property so acquired or constructed or such improvement;

(vii) any Liens on contracts, leases and other agreements of whatsoever kind and nature; any Liens on contract rights, bills, notes and other instruments; any Liens on revenues, income and earnings, accounts, accounts receivable and unbilled revenues, claims, credits, demands and judgments; any Liens on governmental and other licenses, permits, franchises, consents and allowances; and any Liens on patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights, claims, credits, choses in action and other intangible property and general intangibles including, but not limited to, computer software;

(viii) any Liens securing Debt which matures less than one year from the date of issuance or incurrence thereof and is not extendible at the option of the issuer, and any refundings, refinancings and/or replacements of any such Debt by or with similar secured Debt;

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(ix) any Liens on automobiles, buses, trucks and other similar vehicles and movable equipment; vessels, boats, barges and other marine equipment; airplanes, helicopters, aircraft engines and other flight equipment; parts, accessories and supplies used in connection with any of the foregoing;

(x) any Liens on furniture and furnishings, and computers, data processing, data storage, data transmission, telecommunications and other equipment and facilities, equipment and apparatus, which, in any case, are used primarily for administrative or clerical purposes;

(xi) any Liens on property which is the subject of a lease agreement designating the Company as lessee and all right, title and interest of the Company in and to such property and in, to and under such lease agreement, whether or not such lease agreement is intended as security;

(xii) other Liens securing Debt the principal amount of which does not exceed 10% of the total assets of the Company and its consolidated Subsidiaries as shown on the Company’s most recent audited consolidated balance sheet; and

(xiii) any Liens granted in connection with extending, renewing, replacing or refinancing, in whole or in part, the Debt secured by liens described in the foregoing clauses (i) through (xii), to the extent of such Debt so extended, renewed, replaced or refinanced.

(U) “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

(V) “Rating Agencies” means Moody’s and S&P, each as defined herein.

(W) “Rating Event” means the rating on the Securities of Series No. 11 is lowered by both of the Rating Agencies by one or more gradations (not including ratings outlook changes) on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Securities of Series No. 11 is under publicly announced consideration for a possible downgrade by either of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public disclosure by the Company of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control; provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if (x) the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event) or (y) (i) no default or Event of Default, in each case, with respect to the Securities of Series No. 11, has occurred and is continuing and (ii) following such reduction in rating the Securities of Series No. 11 have an Investment Grade Rating from both of the Rating Agencies.

(X) “Registration Rights Agreement” means the Registration Rights Agreement, dated as of May 19, 2015, by and among PPL Energy Supply, LLC and Citigroup Global Markets

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Inc., BNP Paribas Securities Corp, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the initial purchasers of the Securities of Series No. 11, as such agreement may be amended, modified or supplemented from time to time.

(Y) “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors and assigns, or absent a successor, or if such entity ceases to rate the Securities of Series No. 11, such other nationally recognized statistical rating organization as the Company may designate by notice to the Trustee.

(Z) “Subsidiary” means any corporation a majority of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company.

(AA) “Talen Transactions” means the transactions contemplated by the Separation Agreement, dated as of June 9, 2014, among PPL Corporation, Talen Energy Holdings, Inc., Talen Energy Corporation, the Company, Raven Power Holdings LLC, C/R Energy Jade, LLC and Sapphire Power Holdings LLC and the Transaction Agreement, dated as of June 9, 2014, among PPL Corporation, Talen Energy Holdings, Inc., Talen Energy Corporation, the Company, Talen Energy Merger Sub, Inc., Raven Power Holdings LLC, C/R Energy Jade, LLC and Sapphire Power Holdings LLC, as amended by Amendment No. 1 to the Transaction Agreement, dated as of October 23, 2014.

(BB) “Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to June 1, 2020; provided, however, that if the period from the Redemption Date to June 1, 2020 is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the Redemption Date to June 1, 2020, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

(CC) “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors or board of managers, as applicable, of such Person.

ARTICLE TWO

Miscellaneous Provisions

Section 1. This Supplemental Indenture No. 13 is a supplement to the Original Indenture. As supplemented by this Supplemental Indenture No. 13, the Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Supplemental Indenture No. 13 shall together constitute one and the same instrument.

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Section 2. The recitals contained in this Supplemental Indenture No. 13 shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 13.

Section 3. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 13 to be duly executed as of the day and year first written above.

PPL ENERGY SUPPLY, LLC

By:	/s/ Russell R. Clelland
	Name:	Russell R. Clelland
	Title:	Assistant Treasurer

THE BANK OF NEW YORK MELLON as Trustee

By:	/s/ Francine Kincaid
	Name:	Francine Kincaid
	Title:	Vice President

[Signature Page to Supplemental Indenture No. 13]

Appendix A

PROVISIONS RELATING TO INITIAL SECURITIES,

ADDITIONAL SECURITIES AND EXCHANGE SECURITIES

Section 1.1	Definitions.

(a) Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Supplemental Indenture No. 13 or the Original Indenture. The following capitalized terms have the following meanings:

“Additional Securities” means any additional Securities of Series No. 11 that may be issued from time to time pursuant to Section 301 of the Original Indenture.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Custodian” means the Trustee, as custodian with respect to the Securities of Series No. 11 in global form, or any successor entity thereto.

“Definitive Security” means a certificated Initial Security, Additional Security or Exchange Security issued pursuant to the Indenture (bearing the Restricted Security Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

“Depositary” means The Depository Trust Company, a New York corporation, or any successor entity thereto.

“Distribution Compliance Period,” with respect to any Security of Series No. 11, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Security is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Security of Series No. 11 or any predecessor of such Security of Series No. 11.

“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.

“Exchange Securities” means Securities of Series No. 11 issued in a registered exchange offer pursuant to the Registration Rights Agreement.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.

“Initial Securities” means the aggregate principal amount of Securities of Series No. 11 issued on the date hereof, as specified in Section 1 of the Supplemental Indenture No. 13.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Transfer Restricted Global Securities” means any Securities of Series No. 11 in global form that bear or are required to bear the Restricted Securities Legend.

“Transfer Restricted Securities” means Definitive Securities and any other Security of Series No. 11 that bear or are required to bear the Restricted Securities Legend.

“Unrestricted Global Securities” means any Securities of Series No. 11 in global form that do not bear or are not required to bear the Restricted Securities Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

(b) Other Definitions.

Term:	Defined in Section:

“Agent Members”	2.1(c)
“Definitive Securities Legend”	2.2(e)
“ERISA Legend”	2.2(e)
“Global Securities”	2.1(b)
“Global Securities Legend”	2.2(e)
“IAI Global Securities”	2.1(b)
“OID Securities Legend”	2.2(e)
“Regulation S Global Securities”	2.1(b)
“Regulation S Securities”	2.1(a)
“Restricted Securities Legend”	2.2(e)
“Rule 144A Global Securities”	2.1(b)
“Rule 144A Securities”	2.1(a)

Section 2.1	Form and Dating

(a) The Initial Securities issued on the date hereof shall be (i) offered and sold by the Company to the initial purchasers thereof and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Securities”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Securities”). Additional Securities may also be considered to be Rule 144A Securities or Regulation S Securities, as applicable.

(b) Global Securities. Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities of Series No. 11 in definitive, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Securities”) and Regulation S Securities shall be issued initially in the form of one or more global Securities of Series No. 11, numbered RS-1 upward (collectively, the

“Regulation S Global Securities”), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities of Series No. 11 represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The Company shall give the Trustee prompt notice when Additional Interest starts to accrue on the Rule 144A Global Securities and Regulation S Global Securities together with notice of the amount thereof and shall also give the Trustee prompt notice when such Additional Interest stops accruing. One or more global Securities of Series No. 11 in definitive, fully registered form without interest coupons and bearing the Global Securities Legend and the Restricted Securities Legend, numbered RIAI-1 upward (collectively, the “IAI Global Securities”) shall also be issued on the date of issuance of the Initial Securities, deposited with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Securities of Series No. 11 to IAIs subsequent to the initial distribution. The Rule 144A Global Securities, the IAI Global Security the Regulation S Global Securities and any Unrestricted Global Security are each referred to herein as a “Global Security” and are collectively referred to herein as “Global Securities.” Each Global Security shall represent such of the outstanding Securities of Series No. 11 as shall be specified in the “Schedule of Exchanges of Interests in the Global Security” attached thereto and each shall provide that it shall represent the aggregate principal amount of Securities of Series No. 11 from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities of Series No. 11 represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities of Series No. 11 represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 305 of the Indenture and Section 2.2(c) of this Appendix A.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Security deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 303 of this Indenture and pursuant to a Company Order, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(d) Definitive Securities. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

Section 2.2	Transfer and Exchange.

(a) Transfer and Exchange of Definitive Securities for Definitive Securities. When Definitive Securities are presented to the Security Registrar with a written request:

(i) to register the transfer of such Definitive Securities; or

(ii) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) in the case of Transfer Restricted Securities, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Securities Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Security of Series No. 11 in Exhibit A to the Supplemental Indenture No. 13 for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, together with:

(i) a certification from the transferor in the form provided on the reverse side of the Form of Security of Series No. 11 in Exhibit A to the Supplemental Indenture No. 13 for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities of Series No. 11 represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Security and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Securities of Series No. 11 represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If the applicable Global Security is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon a Company Order, a new applicable Global Security in the appropriate principal amount.

(c) Transfer and Exchange of Global Securities.

(i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Security Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security, or another Global Security, and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Notwithstanding anything herein to the contrary, neither the Trustee nor the Security Registrar shall have any responsibility nor shall they be required to receive any certificates or opinions with respect to transfers of beneficial interests within the same Global Security.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Security may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d) Restrictions on Transfer of Global Securities; Voluntary Exchange of Interests in Transfer Restricted Global Securities for Interests in Unrestricted Global Securities.

(i) Transfers by an owner of a beneficial interest in a Rule 144A Global Security or an IAI Global Security to a transferee who takes delivery of such interest through another Transfer Restricted Global Security shall be made in accordance with the Applicable Procedures and the Restricted Securities Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Security of Series No. 11 in Exhibit A to the Supplemental Indenture No. 13 for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, in the case of a transfer of a beneficial interest in either a Regulation S Global Security or a Rule 144A Global Security for an interest in an IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Supplemental Indenture No. 13 to the Trustee.

(ii) Prior to the expiration of the Distribution Compliance Period, (A) the Regulation S Global Security shall be a temporary global security for purposes of Rules 903 and 904 under the Securities Act, whether or not designated as such on the face of such Security of Series No. 11, and (B) interests in the Regulation S Global Security may only be held through Euroclear or Clearstream. During the Distribution Compliance Period, beneficial ownership interests in the

Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Securities Legend on such Regulation S Global Security and any applicable securities laws of any state of the United States of America. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through a Rule 144A Global Security or an IAI Global Security shall be made only in accordance with the Applicable Procedures and the Restricted Securities Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Security of Series No. 11 in Exhibit A to the Supplemental Indenture No. 13 for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of the Indenture.

(iii) Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Security may be exchanged for beneficial interests in an Unrestricted Global Security upon certification in the form provided on the reverse side of the Form of Security in Exhibit A to the Supplemental Indenture No. 13 for an exchange from a Regulation S Global Security to an Unrestricted Global Security.

(iv) Beneficial interests in a Transfer Restricted Security that is a Rule 144A Global Security or an IAI Global Security may be exchanged for beneficial interests in an Unrestricted Global Security if the Holder certifies in writing to the Security Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Security of Series No. 11 in Exhibit A to the Supplemental Indenture No. 13) and/or upon delivery of such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(v) If no Unrestricted Global Security is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Company shall issue and the Trustee shall authenticate, upon a Company Order, a new Unrestricted Global Security in the appropriate principal amount.

(e) Legends.

(i) Except as permitted by Section 2.2(d), this Section 2.2(e) and Section 2.2(i) of this Appendix A, each Security of Series No. 11 certificate evidencing the Global Securities and the Definitive Securities (and all Securities of Series No. 11 issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Securities Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1) REPRESENTS THAT

(A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR

(B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(2) AGREES FOR THE BENEFIT OF PPL ENERGY SUPPLY, LLC THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A) TO PPL ENERGY SUPPLY, LLC,

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

(E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF $250,000, OR

(F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (F) ABOVE, PPL ENERGY SUPPLY, LLC RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Each Definitive Security shall bear the following additional legend (“Definitive Securities Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH SECURITY REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Security shall bear the following additional legend (“Global Securities Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Security of Series No. 11 shall bear the following additional legend (“ERISA Legend”):

BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

Any Security of Series No. 11 issued with original issue discount will also bear the following additional legend (“OID Securities Legend”):

THIS SECURITY HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE

CODE OF 1986, AS AMENDED) FOR U.S. FEDERAL INCOME TAX PURPOSES. UPON WRITTEN REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS SECURITY THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE SECURITY, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE SECURITY AND (3) THE YIELD TO MATURITY OF THE SECURITY. HOLDERS SHOULD CONTACT THE TREASURER OF THE COMPANY AT 835 W. HAMILTON STREET, ALLENTOWN, PENNSYLVANIA, 18101-1179.

(ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the Restricted Securities Legend and the Definitive Securities Legend and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Security Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Security of Series No. 11 in Exhibit A to the Supplemental Indenture No. 13) and provides such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(iii) After a transfer of any Initial Securities or Additional Securities during the period of the effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to such Initial Securities or Additional Securities, as the case may be, all requirements pertaining to the Restricted Securities Legend on such Initial Securities or Additional Securities shall cease to apply and the requirements that any such Initial Securities or Additional Securities be issued in global form shall continue to apply.

(iv) Upon the consummation of an Exchange Offer with respect to the Initial Securities or Additional Securities pursuant to which Holders of such Initial Securities or Additional Securities are offered Exchange Securities in exchange for their Initial Securities or Additional Securities, all requirements pertaining to Initial Securities or Additional Securities that Initial Securities or Additional Securities be issued in global form shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities or Additional Securities in such Exchange Offer.

(v) Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

(f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities of Series No. 11 represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Security Registrar (if it is then the Custodian for such Global Security) with respect to such Global Security, by the Security Registrar or the Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Securities of Series No. 11.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Security Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 304, 305, 306, 406 and 1206 of the Original Indenture).

(iii) Prior to the due presentation for registration of transfer of any Security of Series No. 11, the Company, the Trustee, the Paying Agent or the Security Registrar may deem and treat the Person in whose name a Security of Series No. 11 is registered as the absolute owner of such Security of Series No. 11 for the purpose of receiving payment of principal, premium, if any, and (subject to the record date provisions of such Security) interest on such Security of Series No. 11 and for all other purposes whatsoever, whether or not such Security of Series No. 11 is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.

(iv) All Securities of Series No. 11 issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities of Series No. 11 surrendered upon such transfer or exchange.

(v) In order to effect any transfer or exchange of an interest in any Transfer Restricted Security for an interest in a Security of Series No. 11 that does not bear the Restricted Securities Legend and has not been registered under the Securities Act, if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Security Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Security Registrar and the Trustee.

(h) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities of Series No. 11 or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities of Series No. 11. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities of Series No. 11 shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security of Series No. 11 (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Order in accordance with Section 303 of the Original Indenture, the Trustee shall authenticate (i) one or more Global Securities without the Restricted Securities Legend in an aggregate principal amount equal to the principal amounts of the beneficial interests in the Global Securities tendered for acceptance by Persons that provide in the applicable letters of transmittal such certifications as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Exchange Offer and (ii) Definitive Securities without the Restricted Securities Legend in an aggregate principal amount equal to the principal amount of the Definitive Securities tendered for acceptance by Persons that provide in the applicable letters of transmittal such certification as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Securities of Series No. 11, the Trustee shall cause the aggregate principal amount of the applicable Global Securities with the Restricted Securities Legend to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of the Definitive Securities so accepted Definitive Securities without the Restricted Securities Legend in the applicable principal amount. Any Security of Series No. 11 that remain outstanding after the consummation of the Exchange Offer, and Exchange Securities issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture.

Section 2.3	Definitive Securities.

(a) A Global Security deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 or issued in connection with an Exchange Offer may be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depositary. In addition, any Affiliate of the Company that is a beneficial owner of all or part of a Global Security may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Security by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Company or Trustee. Notwithstanding anything to the contrary in this Section 2.3. no Regulation S Global Security may be exchanged for a Definitive Security until the end of the Distribution Compliance Period applicable to such Regulation S Global Security and receipt by the Trustee and the Company of any certificates required by either of them pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Security delivered in exchange for an interest in a Global Security that is a Transfer Restricted Security shall, except as otherwise provided by Section 2.2(e) of this Appendix A, bear the Restricted Securities Legend.

(c) The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities of Series No. 11.

(d) In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

Exhibit A

[FORM OF [RULE 144A][REGULATION S][IAI][GLOBAL] SECURITY]

[Insert the Restricted Securities Legend, if applicable, pursuant to the provisions of Appendix A to the Supplemental Indenture No. 13.]

[Insert the Global Securities Legend, if applicable, pursuant to the provisions of Appendix A to the Supplemental Indenture No. 13.]

[Insert the Definitive Securities Legend, if applicable, pursuant to the provisions of Appendix A to the Supplemental Indenture No. 13.]

[Insert the ERISA Legend pursuant to the provisions of Appendix A to the Supplemental Indenture No. 13.]

[[Insert the OID Securities Legend, if applicable, pursuant to the provisions of Appendix A to the Supplemental Indenture No. 13.]]

PPL ENERGY SUPPLY, LLC

Senior Note, 6.500% Series due 2025

Interest Accrual Date:	May 19, 2015

Stated Maturity:	June 1, 2025

Interest Rate:	6.500%

Interest Payment Dates:	June 1 and December 1

First Interest Payment Date:	December 1, 2015

Regular Record Dates:	May 15 and November 15

This Security is not a Discount Security within the

meaning of the within-mentioned Indenture

Principal Amount	No. [RA- ][RS- ][RIAI- ][U- ]
$[ ]	CUSIP [ ][1]

[1]	Rule 144A Security CUSIP: 69352J AP2

Regulation S Security CUSIP: U6937A AB5

IAI Security CUSIP: 69352J AR8

CUSIP for Unrestricted Global Security: 69352J AQ0

1. PPL ENERGY SUPPLY, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [                                        ] ($[        ]) [in the case of a Global Security: (or such other amount as may be reflected on the schedule of exchanges of interest in the global security attached hereto)] on the Stated Maturity specified above, and to pay interest thereon from the Interest Accrual Date (specified above) or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates specified above in each year, commencing December 1, 2015 and at Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid or duly provided for. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date. Notwithstanding the foregoing, interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in said Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on this Security shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of actual days elapsed during such period. Interest payable on this Security shall include Additional Interest, if any. The Company shall give the Trustee prompt notice when Additional Interest starts to accrue on this Security together with notice of the amount thereof and shall also give the Trustee prompt notice when such Additional Interest stops accruing.

2. Payment of the principal of and premium, if any, on this Security and interest hereon due at Maturity shall be made upon presentation of this Security at the corporate trust office of The Bank of New York Mellon in New York, New York or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest, if any, on this Security (other than interest due at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, except that (a) if such Person shall be a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee or other Paying Agent and such Person and (b) if such Person is a Holder of $10,000,000 or more in aggregate principal amount of Securities of this series such payment may be in immediately available funds by wire transfer to such account as may have been designated in writing by the Person entitled thereto as set forth herein in time for the Paying Agent to make such payments in accordance with its normal procedures. Any such designation for wire transfer purposes shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office in The City of New York not less than fifteen calendar days prior to the applicable payment date and, unless revoked by written notice to the Trustee received on or prior to the Regular Record Date immediately preceding the applicable Interest Payment Date, shall remain in effect with respect to any further interest payments (other than interest payments due at Maturity) with respect to this Security payable to such Holder. Payment of the principal of and premium, if any, and interest, if any, on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

3. This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and issuable in one or more series under an Indenture, dated as of October 1, 2001 (such Indenture as originally executed and delivered, being herein called the “Original Indenture,” and such Original Indenture as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto, including Supplemental Indenture No. 13, establishing the series designated on the face hereof, reference is hereby made for a description of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated above.

4. If any Interest Payment Date, any Redemption Date or the Stated Maturity shall not be a Business Day (as hereinafter defined), payment of the amounts due on this Security on such date may be made on the next succeeding Business Day, and, if such payment is made or duly provided for on such next succeeding Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day.

5. This Security is subject to optional redemption, and may be the subject of a Change of Control Offer, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to this Security.

6. Notice of redemption shall be given by mail or otherwise delivered in accordance with the applicable procedures of DTC to Holders of Securities of this series, not less than 30 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, the Company may make any redemption at its option conditional upon the receipt by the Paying Agent, on or prior to the date fixed for redemption, of money sufficient to pay the Redemption Price. If the Paying Agent has not received such money by the date fixed for redemption, the Company shall not be required to redeem this Security.

7. In the event of redemption of this Security in part only, a new Security or Securities of this series, of like tenor, representing the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

8. If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

9. The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such

Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

10. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, if any, on this Security at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.

11. As provided in the Indenture and subject to certain limitations therein and herein set forth, this Security or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and, at the election of the Company, the Company’s entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and premium, if any, and interest, if any, on this Security when due.

12. The Indenture contains terms, provisions and conditions relating to the consolidation or merger of the Company with or into, and the conveyance or other transfer, or lease, of assets to, another Person, to the assumption by such other Person, in certain circumstances, of all of the obligations of the Company under the Indenture and on the Securities and to the release and discharge of the Company in certain circumstances, from such obligations.

13. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office of The Bank of New York Mellon in New York, New York or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

14. The Securities of this series are issuable only as registered Securities, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the same series and Tranche, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the office of The Bank of New York Mellon in New York, New York or such other office or agency as may be designated by the Company from time to time.

15. The Company shall not be required to execute and the Security Registrar shall not be required to register the transfer of or exchange of (a) Securities of this series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities of this series called for redemption or (b) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

16. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

17. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes (subject to Sections 305 and 307 of the Original Indenture), whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

18. The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable.

19. As used herein, “Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are generally authorized or required by law, regulation or executive order to close in The City of New York or other city in which is located any Paying Agent for the Securities of this series. All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

20. As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any member, officer, director or manager, as such, past, present or future of the Company or of any predecessor or successor of the Company (either directly or through the Company or a predecessor or successor of the Company), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and this Security are solely obligations of the Company and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of this Security.

21. Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

PPL ENERGY SUPPLY, LLC

[SEAL]	By:

Attested:

By:
Assistant Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

[please insert social security or other identifying number of assignee]

[please print or typewrite name and address of assignee]

the within Security of PPL ENERGY SUPPLY, LLC and does hereby irrevocably constitute and appoint                     , Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated:

Notice: The signature to this assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatsoever.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $         principal amount of Securities held in (check applicable space)          book-entry or          definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States of America within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Securities shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to Rule 144 under the Securities Act; or

(8)	☐	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof;

provided, however, that if box (5), (6), (7) or (8) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by
an executive officer
Name:
Title:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A

REGULATION S GLOBAL SECURITY TO AN UNRESTRICTED GLOBAL SECURITY,

PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE2

The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Securities pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐	the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Security does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Securities.

Dated:
Your Signature

[2]	Include only for Regulation S Global Securities.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 9 of Supplemental Indenture No. 13, check the appropriate box below:

[    ] Section 9

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 9 of Supplemental Indenture No. 13, state the amount you elect to have purchased:

	$	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY*

The initial outstanding principal amount of this Global Security is $        . The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

*	This schedule should be included only if the Security is issued in global form.

Exhibit B

FORM OF

TRANSFEREE LETTER OF REPRESENTATION

PPL Energy Supply, LLC

835 W. Hamilton Street

Allentown, PA 18101

Fax No.: (610) 774-2433

Attention: Treasury

The Bank of New York Mellon

101 Barclay Street, Floor 7E

New York, New York 10286

Attention: Corporate Trust Administration

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[        ] principal amount of the 6.500% Senior Notes due 2025 (the “Securities”) of PPL Energy Supply, LLC (the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only in accordance with the Restricted Securities Legend (as such term is defined in the supplemental indenture under which the Securities were issued) on the Securities and any applicable securities laws of any state of the United States of America.

The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause 2.2(d)(i) of Appendix A to the supplemental indenture under which the Securities were issued prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities with respect to applicable transfers described in the Restricted Securities Legend to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

TRANSFEREE:	,

by:

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